SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15 (d) of the Securities and Exchange Act of 1934 Date of Report (Date of earliest event reported): March 31, 1998


                               WASTEMASTERS, INC.
                               ---------------
             (Exact name of registrant as specified in its charter)



        Maryland                      0-12914                     52-1507818
----------------------------   ------------------------       ------------------
(State or other jurisdiction   (Commission File Number)         (I.R.S. Employer
  of incorporation)                                           Identification No)



Promenade II, Suite 2545 Peachtree Street, Atlanta, Georgia             30309
-----------------------------------------------------------          ----------
     (Address of principal executive offices)                        (Zip code)

Registrant's telephone number, including area code: 404-881-5775
                                                    ------------
                                       1

Item 1.           Changes in Control of Registrant.

                  Not applicable

Item 2.           Acquisition or Disposition of Assets

                  Effective March 31, 1998, WasteMasters, Inc. ("The Company") acquired Holsted Enterprises, Inc. ("Holsted") and its wholly-owned subsidiary, Sales Equipment Company, Inc. ("SECO") in exchange for 7,600,000 restricted shares of the Company's Common Stock and warrants to purchase an additional 3,000,000 restricted shares of its Common Stock until specified time periods at an exercise price of $4.17 per share. The consideration given for the transaction will be valued, for accounting purposes at approximately $ 6.5 million. Holsted has 40 employees and generated revenues in 1997 of over $7.6 million through its subsidiary. SECO's main facility is located in Oklahoma City, with locations in Tyler and El Paso, Texas.

Item 3.           Bankruptcy or Receivership.

                           Not applicable

Item 4.           Changes in Registrant's Certifying Accountant

                           Not applicable

Item 5.           Other Events.

                           Not applicable

Item 6.           Resignations of Registrant's Directors

                           Not applicable

Item 7.           Financial Statements and Exhibits

                  (a) Consolidated financial statements of Holsted Enterprises, Inc. for the year ended December 31, 1997. Unaudited consolidated financial statements of Holsted Enterprises, Inc. for the three months ended March 31, 1998.
                  (b) Pro-forma statements of operations for the year ended December 31, 1997 and the three months ended March 31, 1998.
                  (c)      Exhibits

                           Not applicable

Item 8.           Change in fiscal year

                           Not applicable

                                   SIGNATURES







Pursuant to the requirement of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                      WasteMasters, Inc.

Dated:  June 15, 1998
                                                      By:  /s/ Michael Lawshe
                                                      Name:  Michael Lawshe
                                                      Title: Secretary

                        CONSOLIDATED FINANCIAL STATEMENTS
                            AND REPORT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

                    HOLSTED ENTERPRISES, INC. AND SUBSIDIARY

                                December 31, 1997

               Report of Independent Certified Public Accountants
               --------------------------------------------------


Shareholder
Holsted Enterprises, Inc.

We have audited the accompanying consolidated balance sheet of Holsted Enterprises, Inc. (an Oklahoma corporation) and Subsidiary, as of December 31, 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Holsted Enterprises, Inc. and Subsidiary, as of December 31, 1997, and the consolidated results of their operations and their consolidated cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company incurred a net loss of $1,656,668 for the year ended December 31, 1997, and, as of that date, the Company's current liabilities exceeded its current assets by $549,942. Additionally, as discussed in Note E to the financial statements the Company's revolving note payable to bank is past due, the Company is not in compliance with certain of the note's covenants, and on June 8, 1998, the bank notified the Company that it was proceeding against collateral due to default. These factors, among others, as discussed in Note K to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


GRANT THORNTON LLP


Oklahoma City, Oklahoma
June 11, 1998


                    Holsted Enterprises, Inc. and Subsidiary

                           CONSOLIDATED BALANCE SHEET

                                December 31, 1997

                                          ASSETS

CURRENT ASSETS

    Cash                                                                                             $   25,726
    Accounts  receivable - trade,  less allowance for doubtful accounts of $15,000
       (note E)                                                                                         721,731
    Advances to affiliates and employees (note J)                                                       141,527
    Current portion of notes receivable (notes C and E)                                                  74,050
    Inventories (notes B4 and E)                                                                      2,023,090
    Prepaid expenses                                                                                     32,962
    Income taxes receivable                                                                             250,738
                                                                                                     ----------

                  Total current assets                                                                3,269,824

PROPERTY AND EQUIPMENT - AT COST, net (notes B1, D, and E)                                              767,234

OTHER ASSETS
    Notes receivable, less current portion (notes C and E)                          $  134,227
    Organizational  and other deferred costs (net of accumulated  amortization  of
       $65,448) (note B2)                                                               98,173
    Other                                                                               13,352          245,752
                                                                                                     ----------

                                                                                                     $4,282,810
                                                                                                     ==========
                        LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Accounts payable                                                                                 $1,286,294
    Bank overdraft                                                                                      135,992
    Current portion of long-term debt (note E)                                                        2,122,400
    Accrued employee compensation                                                                        75,568
    Deferred revenue                                                                                     35,328
    Income taxes payable                                                                                  2,988
    Advances from affiliates (note J)                                                                   105,000
    Accrued and other liabilities                                                                        56,196
                                                                                                     ----------

                  Total current liabilities                                                           3,819,766

LONG-TERM DEBT, less current maturities (note E)                                                        328,946

COMMITMENTS AND CONTINGENCIES (note G)                                                                     --

STOCKHOLDERS' EQUITY
    Common stock - $1  par value; authorized, 50,000 shares; issued and
       outstanding, 10,000 shares                                                   $   10,000
    Additional paid-in capital                                                       1,717,200
    Accumulated deficit                                                             (1,593,102)         134,098
                                                                                    ----------       ----------

                                                                                                     $4,282,810
                                                                                                     ==========





         The accompanying notes are an integral part of this statement.


                    Holsted Enterprises, Inc. and Subsidiary

                      CONSOLIDATED STATEMENT OF OPERATIONS

                          Year ended December 31, 1997


Net sales                                                                                           $ 7,748,445


Cost of goods sold                                                                                    6,457,185

                  Gross profit                                                                        1,291,260

Selling, general, and administrative expenses                                                         2,740,226

                  Operating loss                                                                     (1,448,966)

Other expense
    Interest                                                                        $  (234,194)
    Other, net (note I)                                                                (252,213)       (486,407)
                                                                                    -----------        --------

                  LOSS BEFORE INCOME TAXES                                                           (1,935,373)

Income tax benefit (note F)                                                                             278,705
                                                                                                      ---------
                  Net loss                                                                          $(1,656,668)
                                                                                                     ==========





         The accompanying notes are an integral part of this statement.


                    Holsted Enterprises, Inc. and Subsidiary

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                          Year ended December 31, 1997


                                                               Retained
                                               Additional      earnings
                                   Common       paid-in      (accumulated
                                    stock       capital        (deficit)        Total
                                 -----------   -----------   ------------   -----------

Balance at January 1, 1997       $    10,000   $   790,000   $    63,566    $   863,566

Additional contributed capital          --         927,200          --          927,200

Net loss for the year                   --            --      (1,656,668)    (1,656,668)
                                 -----------   -----------    -----------   -----------

Balance at December 31, 1997     $    10,000   $ 1,717,200   $(1,593,102)   $   134,098
                                 ===========   ===========   ===========    ===========













         The accompanying notes are an integral part of this statement.


                    Holsted Enterprises, Inc. and Subsidiary

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                          Year ended December 31, 1997

Increase (Decrease) in Cash


Cash flows from operating activities
    Net loss                                                                                          $(1,656,668)
    Adjustments to reconcile net loss to net cash used in operations
       Increase in allowance for doubtful accounts                                                         15,000
       Write-off of loans and advances to small business ventures                                         264,231
       Depreciation                                                                                        73,707
       Amortization of other assets                                                                        19,511
       Gain on sale of assets                                                                              (8,027)
       Expenses incurred in exchange for note payable                                                      42,000
       Net decrease (increase) in
           Accounts receivable                                                                            198,012
           Trade notes receivable                                                                         119,976
           Inventories                                                                                    190,861
           Prepaid expenses                                                                                 6,432
           Income taxes receivable                                                                       (250,738)
       Net increase (decrease) in
           Accounts payable                                                                               297,521
           Inventory financing line of credit                                                             (50,986)
           Accrued expenses and other current liabilities                                                  28,737
           Income taxes payable                                                                               842
           Deferred income taxes                                                                          (28,809)
                                                                                                      -----------

                  Net cash used in operations                                                            (738,398)

Cash flows from investing activities
    Purchase of property and equipment                                                                   (269,058)
    Proceeds from the sale of assets                                                                       20,000
    Advances to affiliates                                                                                (75,000)
    Loans and advances to small business ventures                                                        (177,636)
                                                                                                      -----------

                  Net cash used in investing activities                                                  (501,694)

Cash flows from financing activities
    Increase in bank overdraft                                                                             45,470
    Proceeds from collection of amounts due from common stock issuance                                      7,500
    Net borrowings under revolving note payable                                                           308,853
    Payments on amounts due to former owners                                                              (96,509)
    Proceeds from long-term debt                                                                           79,142
    Payments on long-term debt                                                                           (113,538)
    Advances from affiliates                                                                              105,000
    Additional contributed capital                                                                        927,200
                                                                                                      -----------

                  Net cash provided by financing activities                                             1,263,118
                                                                                                      -----------

                  NET INCREASE IN CASH                                                                     23,026

Cash at beginning of year                                                                                   2,700
                                                                                                      -----------
Cash at end of year                                                                                   $    25,726
                                                                                                      ===========

Cash paid during the year for interest                                                                $   239,000

Cash paid during the year for income taxes                                                                    -

Noncash investing and financing activities:

During 1997, the Company exchanged a note payable with a balance of $36,025 for other assets.



         The accompanying notes are an integral part of this statement.

                    Holsted Enterprises, Inc. and Subsidiary

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 1997


NOTE A - THE COMPANY

     The accompanying consolidated financial statements of Holsted Enterprises, Inc. and Subsidiary (the Company) include the accounts of Holsted Enterprises, Inc. (Holsted) and its Subsidiary, Sales Equipment Company, Inc. (SECO). All significant intercompany balances and transactions have been eliminated.

     Holsted, an Oklahoma Corporation, is a holding company which was organized July 25, 1995 for the primary purpose of acquiring SECO. Effective January 2, 1996, Holsted acquired all the outstanding stock of SECO in a business combination accounted for as a purchase. The total cost of the acquisition of $2,644,000 was allocated to the net assets acquired based on fair value, resulting in no goodwill.

     SECO's principal operations consist of assembly and sale of liquid propane delivery trucks and wholesale distribution of products to the liquid propane gas industry. Principle products sold consist of pumps, heaters, and carburetor equipment. SECO's main offices are located in Oklahoma City with sales offices located in El Paso, Fort Worth, and Tyler, Texas. SECO's trade territory includes Oklahoma and the surrounding six states.

NOTE B - SUMMARY OF ACCOUNTING POLICIES

     The  summary  of  the  significant   accounting  policies  applied  in  the
     preparation of the accompanying financial statements follows.

     1.   Property and Equipment
          ----------------------

     Depreciation is provided principally on accelerated methods over estimated useful lives ranging from five to twenty years.

     2.   Organizational and Other Deferred Costs
          ---------------------------------------

     Organizational and other deferred costs are amortized over periods ranging from five to thirty-one years on the straight-line method.

     3.   Income Taxes
          ------------

     Deferred income tax liabilities and assets are determined based on carryforwards and temporary differences between the financial statement and tax bases of assets and liabilities using presently enacted tax rates and laws. Temporary differences relate primarily to financial and tax bases differences for property and equipment and inventory write-downs and adjustments not currently deductible for tax purposes.

     The Company provides for a valuation allowance on deferred tax assets if it is more likely than not that some portion will not be realized.

                    Holsted Enterprises, Inc. and Subsidiary

                                December 31, 1997


NOTE B - SUMMARY OF ACCOUNTING POLICIES - CONTINUED

     4.   Inventories
          ------------

     Inventories consist of propane delivery trucks and tanks which are carried at the lower of cost (specific identification) or market and other products held for sale which are carried at the lower of average cost or market.

     5.   Revenue Recognition
          -------------------

     Revenue is recognized when products are delivered.

     6.   Use of Estimates
          ----------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures; accordingly, actual results could differ from those estimates.

NOTE C - NOTES RECEIVABLE

     Notes receivable generally arise from the assembly and sale of liquid propane delivery trucks. These notes receivable bear interest at rates ranging from 9.00% to 10.50%, are generally payable in monthly installments over terms ranging from one to five years, and are generally collateralized by the equipment sold.

NOTE D - PROPERTY AND EQUIPMENT

     At December 31, 1997 property and equipment consisted of the following:

       Buildings  $363,648
       Office furniture and equipment                              222,968
       Automobiles and trucks                                      196,310
                                                                  --------
                                                                   782,926
                  Less accumulated depreciation                    131,927
                                                                  --------
                                                                   650,999
       Land                                                        116,235
                                                                  --------

                                                                  $767,234
                                                                  ========


                    Holsted Enterprises, Inc. and Subsidiary

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                                December 31, 1997


NOTE E - LONG-TERM DEBT

    Long-term debt consists of the following at December 31, 1997:

     Revolving  note payable to bank;  due May 31, 1998,  with interest  payable monthly at the Chase  Manhattan  Bank, N.A. prime rate plus .75% (effective
     rate of 9.25% at December 31, 1997)                                             $2,000,000

     Note payable to former owners of SECO;  payable in monthly  installments of
     $10,624,  including interest at 10% through January 2001; collateralized by
     property and equipment                                                             337,051

     Uncollateralized, non-interest bearing, note payable to affiliate of former
     Holsted stockholder, due August 18, 2000                                            42,000

     Other installment notes payable collateralized by equipment and automobiles         72,295
                                                                                     ----------
                                                                                      2,451,346
      Less current maturities                                                         2,122,400
                                                                                     ----------
                                                                                     $  328,946
                                                                                     ==========


     The revolving note payable to bank is collateralized by accounts and notes receivable, inventories, SECO common stock, certain stockholder assets, and by guaranties of certain of the Company's shareholders. The note is also subject to a loan agreement which contains various covenants which require certain debt and cash flow ratios, minimum net worth amounts, and limitations on additional debt, dividends and capital expenditures, among other things. The maximum amount available under the revolving note is $2,000,000, subject to certain borrowing base maximums. Unfunded amounts are subject to an annual commitment fee of .25%. As of June 11, 1998, this note payable is past due, the Company was not in compliance with certain of note's covenants and on June 8, 1998, the bank notified the Company that it was proceeding against collateral due to default (see Note K).

     Aggregate annual maturities of long-term debt for years ending December 31 are as follows:

                  1998                                       $2,122,400
                  1999                                          135,537
                  2000                                          176,133
                  2001                                           15,139
                  2002                                            2,137
                                                             ----------

                                                             $2,451,346
                                                              =========


                    Holsted Enterprises, Inc. and Subsidiary

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                                December 31, 1997


NOTE F - INCOME TAXES

    The Company's deferred tax assets and liabilities consist of the following at December 31, 1997.

                  Assets                                                              $ 442,744
                  Liabilities                                                           (27,854)
                  Valuation allowance on deferred tax assets                           (414,890)
                                                                                      ---------

                         Net                                                          $      -
                                                                                      =========

    The change in valuation allowance for 1997 was an increase of $414,890.

    The components of the Company's income tax benefit for 1997 consist of the following:

                  Current                                                             $249,896
                  Deferred                                                              28,809
                                                                                      --------

                         Income tax benefit                                           $278,705
                                                                                      ========

    The Company's effective income tax rate differs from what would be expected if the federal statutory rate were applied to loss before income taxes primarily because of the increase in valuation allowance.

    At  December  31,  1997,   the  Company  had  federal  net  operating   loss
    carryforwards of approximately $290,000 which expire in 2012.

NOTE G - COMMITMENTS AND CONTINGENCIES

    Immediately  prior to the  Company  acquiring  SECO,  SECO  exchanged  notes receivable  from customers for a portion of the former owners stock in SECO.
    SECO has guaranteed the  collectibility of these notes receivable as well as
    certain   other  notes   receivable   sold.   These   notes  are   generally
    collateralized  by propane  delivery  trucks and related  equipment  sold by
    SECO.  The  balance  on such notes at  December  31,  1997 is  approximately
    $416,000.  Management does not believe these guaranteed notes will result in any loss to the Company.

    The Company has an employment agreement expiring December 31, 2000 with its President. The agreement provides for the incurrence of a liability by the Company, of up to $180,000, in certain events of termination of employment.

    The Company leases certain automobiles and office equipment under operating leases which expire at various dates through 2001. Additionally, certain warehouse facilities are rented on a month-to-month basis. The minimum rental commitments under operating leases are as follows:

                     Year ending December 31
                         1998                                                         $    9,000
                         1999                                                              2,000
                         2000                                                              2,000
                         2001                                                              1,000
                                                                                      ----------

                     Total minimum payments required                                  $   14,000
                                                                                      ==========


                    Holsted Enterprises, Inc. and Subsidiary

                                December 31, 1997


NOTE G - COMMITMENTS AND CONTINGENCIES - CONTINUED

    Rent expense was approximately $50,000 for the year ended December 31, 1997.

NOTE H - EMPLOYEE RETIREMENT PLAN

    The Company has a retirement plan covering substantially all qualified employees under Section 401(k) of the Internal Revenue Code. Under the plan, participants may contribute up to 15% of their compensation to their plan accounts. The Company contributes for each participant a matching contribution equal to 25% of the participant's contribution to a maximum of 1% of each employee's annual compensation. The Company may also make a discretionary contribution. The Company's matching contributions totaled approximately $7,000 for the year ended December 31, 1997. No discretionary contributions were made.

NOTE I - LOSSES ON INVESTMENTS

    From time to time, the Company has invested in small business ventures primarily through uncollateralized loans and advances. During 1997, such ventures were determined to be unsuccessful and invested amounts were written off. These write-offs totaled approximately $264,000 and are included in other, net expenses in the statement of operations.

NOTE J - RELATED PARTY TRANSACTIONS

    During 1997, the Company expensed $42,000 relating to the termination of a consulting agreement with an affiliate of a former Holsted stockholder. Also during 1997, the Company expensed approximately $125,000 relating to management and other services provided by entities affiliated with stockholders.

    From time to time, the Company makes advances to or receives advances from stockholders and entities affiliated with stockholders. Such advances are generally to provide for short-term cash flow needs of the Company or the affiliate and typically have no specific repayment terms.

NOTE K - GOING CONCERN

    The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company incurred a net loss of $1,656,668 for the year ended December 31, 1997, and, as of that date, the Company's current liabilities exceeded its current assets by $549,942. Additionally, the Company's $2,000,000 revolving note payable to bank is past due, the Company is not in compliance with certain of the note's convenants, and on June 8, 1998, the bank notified the Company that it was proceeding against the collateral due to default (see Note E).

    In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financing requirements on a continuing basis, to maintain present financing and/or obtain alternative financing, and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

                    Holsted Enterprises, Inc. and Subsidiary

                                December 31, 1997


NOTE K - GOING CONCERN - CONTINUED

    Management is presently negotiating with the revolving note lender to terminate proceeding against collateral and to restructure the note. Additionally, management is seeking other sources of financing sufficient to provide the Company with the ability to continue in existence.

NOTE L - SUBSEQUENT EVENTS

    Effective March 31, 1998, the Company became a wholly-owned subsidiary of WasteMasters, Inc. when WasteMasters, Inc. acquired 100% of the Company's outstanding common stock.

                        CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

                    HOLSTED ENTERPRISES, INC. AND SUBSIDIARY

                                 March 31, 1998


                    Holsted Enterprises, Inc. and Subsidiary

                           CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)

                                 March 31, 1998


                                         ASSETS


CURRENT ASSETS
    Cash                                                                                                     $    1,435
    Accounts receivable - trade                                                                                 405,574
    Advances to affiliates and employees                                                                        266,899
    Current portion of notes receivable                                                                          65,000
    Inventories                                                                                               2,250,873
    Prepaid expenses                                                                                            123,742
    Income taxes receivable                                                                                     250,738
                                                                                                             ----------

                  Total current assets                                                                        3,364,261

PROPERTY AND EQUIPMENT, net - at cost                                                                           768,888

OTHER ASSETS
    Notes receivable, less current portion                                                 $    121,789
    Organizational costs, net                                                                    89,992
    Other                                                                                        13,352         225,133
                                                                                           ------------      ----------

                                                                                                             $4,358,282

           LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
    Accounts payable                                                                                         $1,456,913
    Bank overdraft                                                                                              117,000
    Current portion of long-term debt                                                                         2,293,892
    Advances from affiliates                                                                                    105,000
    Accrued and other liabilities                                                                               161,017
                                                                                                             ----------

                  Total current liabilities                                                                   4,133,822

LONG-TERM DEBT, less current maturities                                                                         299,969

COMMITMENTS AND CONTINGENCIES                                                                                       -

STOCKHOLDERS' EQUITY (DEFICIT)
    Common stock - $1 par value;  authorized,  50,000 shares;  issued and
       outstanding, 10,000 shares                                                          $     10,000
    Additional paid-in capital                                                                1,717,200
    Accumulated deficit                                                                      (1,802,709)        (75,509)
                                                                                           ------------      ----------

                                                                                                             $4,358,282
                                                                                                             ==========





         The accompanying notes are an integral part of this statement.


                    Holsted Enterprises, Inc. and Subsidiary

                      CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)

                        Three months ended March 31, 1998


Net sales                                                                                                    $1,681,819

Cost of goods sold                                                                                            1,273,568
                                                                                                             ----------

                  Gross profit                                                                                  408,251

Selling, general, and administrative expenses                                                                   583,004
                                                                                                             ----------
                  Operating loss                                                                               (174,753)

Other expense
    Interest                                                                            $    (46,791)
    Other, net                                                                                11,937            (34,854)
                                                                                        ------------         ----------

                  LOSS BEFORE INCOME TAXES                                                                     (209,607)

Income taxes                                                                                                          -

                  Net loss                                                                                   $ (209,607)
                                                                                                             ==========











         The accompanying notes are an integral part of this statement.


                    Holsted Enterprises, Inc. and Subsidiary

            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                                   (UNAUDITED)

                        Three months ended March 31, 1998


                                            Additional
                                Common       paid-in      Accumulated
                                stock        capital        deficit         Total
                             -----------   -----------   ------------   ----------


Balance at January 1, 1998   $    10,000   $ 1,717,200   $(1,593,102)   $   134,098

Net loss for the period             --            --        (209,607)      (209,607)
                                           -----------   -----------    -----------

Balance at March 31, 1998    $    10,000   $ 1,717,200   $(1,802,709)   $   (75,509)
                             ===========   ===========   ===========    ===========

















         The accompanying notes are an integral part of this statement.

                    Holsted Enterprises, Inc. and Subsidiary

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (UNAUDITED)

                        Three months ended March 31, 1998


Increase (Decrease) in Cash

Cash flows from operating activities
    Net loss                                                          $(209,607)
    Adjustments to reconcile net loss to net cash used in operations
       Depreciation                                                      27,652
       Amortization of other assets                                       8,181
       Net decrease (increase) in
           Accounts receivable                                          190,785
           Trade notes receivable                                        21,488
           Inventories                                                 (227,783)
           Prepaid expenses                                             (90,780)
       Net increase (decrease) in
           Accounts payable                                             170,619
           Accrued expenses and other current liabilities                (9,063)
                                                                      ---------
                  Net cash used in operations                          (118,508)

Cash flows from investing activities
    Purchase of property and equipment                                  (29,306)

Cash flows from financing activities
    Decrease in bank overdraft                                          (18,992)
    Net proceeds from long-term debt                                    142,515
                                                                      ---------
                  Net cash provided by financing activities             123,523
                                                                      ---------

                  NET DECREASE IN CASH                                  (24,291)

Cash at beginning of period                                              25,726

Cash at end of period                                                 $   1,435
                                                                      =========

Cash paid during the period for interest                              $  46,791

Cash received during the period for income taxes (net)                     --



         The accompanying notes are an integral part of this statement.

                    Holsted Enterprises, Inc. and Subsidiary

                    NOTE TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

                                 March 31, 1998


NOTE A - BASIS OF PRESENTATION

    The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three-month period ended March 31, 1998 are not necessarily indicative of the results that may be expected for the year ended December 31, 1998. For further information, refer to the consolidated financial statements and footnotes for the year ended December 31, 1997.

NOTE B - CONTINGENCIES

    The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company incurred significant net losses for the year ended December 31, 1997 and three months ended March 31, 1998, and, as of those dates, the Company's current liabilities exceeded its current assets. Additionally, the Company's $2,000,000 revolving note payable to bank is past due, the Company is not in compliance with certain of the note's convenants, and on June 8, 1998, the bank notified the Company that it was proceeding against the collateral due to default.

    In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financing requirements on a continuing basis, to maintain present financing and/or obtain alternative financing, and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

    Management is presently negotiating with the revolving note lender to terminate proceeding against collateral and to restructure the note. Additionally, management is seeking other sources of financing sufficient to provide the Company with the ability to continue in existence.

NOTE C - OTHER MATTERS

    Effective March 31, 1998, the Company became a wholly-owned subsidiary of WasteMasters, Inc. when WasteMasters, Inc. acquired 100% of the Company's outstanding common stock.

 Pro Forma Condensed Statements of Operations
(unaudited)


The accompanying pro forma statements of operations have been derived from the Company's operations for the year ended December 31, 1997 and the three months ended March 31, 1998, and the statements of operations for Holsted Enterprises, Inc. (Holsted) for the year ended December 31, 1997 and the three months ended March 31, 1998. These statements give effect to the acquisition of Holsted as though it had occurred on January 1, 1997.

The unaudited pro forma condensed statements of operations are presented for informational purposes only and do not purport to be indicative of the operating results that actually would have occurred if the acquisition had been consummated as of January 1, 1997, nor which may result from future operations. The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. The acquisition has been accounted for using the purchase method of accounting and is included in the historical balance sheet of the Company as of its acquisition date, March 31, 1998. These pro forma financial statements should be read in conjunction with the historical financial statements and related notes of the Company included in the Form 10-KSB for the year ended December 31, 1997 and Form 10-Q for the three months ended March 31, 1998.


                               WasteMasters, Inc.
                  Pro Forma Condensed Statements of Operations
                          Year ended December 31, 1997
                                   (unaudited)

                                                                               Pro forma
                                               Company        Holsted         adjustments         Pro forma
                                           ------------    ------------       -----------        ------------

Revenues:
     Sales                                 $    466,000    $  7,748,445       $       --         $  8,214,445

Expenses:
     Cost of sales                              333,351       6,457,185               --            6,790,536
     Selling, general and administrative      4,743,511       2,740,226            319,604          7,803,341
                                           ------------    ------------       ------------       ------------
                                              5,076,862       9,197,411            319,604         14,593,877
                                           ------------    ------------       ------------       ------------

        Operating loss                       (4,610,862)     (1,448,966)          (319,604)        (6,379,432)

Other income (expense)
     Interest expense                       (10,615,332)       (234,194)              --          (10,849,526)
     Income from debt forgiveness               551,923            --                 --              551,923
     Disposal of subsidiary, net of tax      (1,209,379)           --                 --           (1,209,379)
     Other, net                                    --          (252,213)              --             (252,213)
     Loss on valuation of long lived
        assets                               (4,485,645)           --                 --           (4,485,645)
                                           ------------    ------------       ------------       ------------

        Total other income (expense)        (15,758,433)       (486,407)              --          (16,244,840)
                                           ------------    ------------       ------------       ------------

        Loss before income taxes            (20,369,295)     (1,935,373)          (319,604)       (22,624,272)

Income tax benefit                                 --           278,705               --              278,705
                                           ------------    ------------       ------------       ------------

Net loss                                   $(20,369,295)   $ (1,656,668)      $   (319,604)      $(22,345,567)
                                           ============    ============       ============       ============

Loss per share:
     Basic and diluted
            Net loss                             $(0.67)                                               $(0.59)
                                                 ======                                                 =====

Weighted average number of shares
     outstanding                             30,220,320                          7,600,000         37,820,320


(1)   Amortization of amounts assigned to goodwill and amortized over 20 years.

(2)   To reflect shares issued in the acquisition.



                               WasteMasters, Inc.
                  Pro Forma Condensed Statements of Operations
                        Three months ended March 31, 1998
                                   (unaudited)

                                                                                Pro forma
                                               Company        Holsted          adjustments       Pro forma
                                           ------------    ------------       ------------       ------------

Revenues:
     Sales                                 $      6,538    $  1,681,819       $       --         $  1,688,357

Expenses:
     Cost of sales                               92,694       1,273,568               --            1,366,262
     Selling, general and
        administrative                          698,842         583,004             79,904          1,361,750
                                           ------------    ------------       ------------       ------------

                                                791,536       1,856,572             79,904          2,728,012
                                           ------------    ------------       ------------       ------------

Operating loss                                 (784,998)       (174,753)           (79,904)        (1,039,655)

Other income (expense)
     Interest expense                           (23,971)        (46,791)              --              (70,762)
     Other, net                                    --            11,937             11,937
     Write-off of capitalized loan costs       (241,355)           --                 --             (241,355)
                                           ------------    ------------       ------------       ------------

     Total other income (expense)              (265,326)        (34,854)              --             (300,180)
                                           ------------    ------------       ------------       ------------

Loss before income taxes                     (1,050,324)       (209,607)           (79,904)        (1,339,835)

Income tax expense                                 --              --                 --                 --
                                           ------------    ------------       ------------       ------------

Net loss                                   $ (1,050,324)   $   (209,607)      $    (79,904)      $ (1,339,835)
                                           ============    ============       ============       ============

Loss per share:
     Basic and diluted                           $(0.01)                                               $(0.02)
                                                 ======                                                ======

Weighted average number of shares
     outstanding                             73,117,174                          7,600,000         80,717,174



(1)   Amortization of amounts assigned to goodwill and amortized over 20 years.

(2)   To reflect shares issued in the acquisition.